SUMMARY OF TERMS OF
                               EXCHANGE AGREEMENT
                                       AND
                        EXCLUSIVE STOCK PURCHASE AGREMENT
                                      AMONG
                         COMPETITIVE TECHNOLOGIES, INC.,
                               BETTY RIOS VALENCIA
                                       AND
                                  AGROFRUT E.U.
                                  -------------
                                 APRIL ___, 2007

Acquiring  Entity:                         Competitive  Technologies, Inc. (CTT)
Acquired  Entity:                         Agrofrut  E.U.  (Colombia)  (Agrofrut)
Party Exchanging Shares:                    Betty Rios Valencia (Exchange Party)


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
                                                As a strategic investment, CTT (i) acquires
                                                from Agrofrut upon execution of this Term
1.  Acquisition:                                Sheet, Stock Purchase Agreement and
                                                Exclusive Marketing Agreement (A) 5% of
                                                Agrofrut's Shares, and (B) rights to market
                                                exclusively the total output of Agrofrut
                                                nutraceutical products and output from which
                                                CTT would receive 40% of the revenue and
                                                Agrofrut would receive 60% of the revenue
                                                upon receipt by CTT; and (ii) at Closing
                                                exchanges CTT Shares with Exchange Party to
                                                acquire 100% of Agrofrut's remaining shares.


                                                750,000 (U.S.) upon execution of the Term
                                                Sheet, Stock Purchase Agreement and
                                                Exclusive Marketing Agreement by CTT,
2.  Funds Transfer by CTT to Agrofut:           Exchange Party, and Agrofrut.


                                                In return for payment of $750,000 from CTT to
3.  Purchase Price of 5% of Agrofrut shares;    Agrofrut upon execution of this Term Sheet,
Acquisition of Remaining 95% of Agrofrut        Stock Purchase Agreement and Exclusive
shares:                                         Marketing Agreement, Agrofrut would issue
                                                CTT 5% of Agrofrut's Shares and Exchange
                                                Party would give CTT an exclusive 180-day
                                                period for Closing the Exchange to acquire
                                                100% of Agrofrut Shares.

                                                Agrofrut shall use the $750,000 payment for
                                                corporate purposes, excluding distributions to

4.  Use of Proceeds:                            Exchange Party.


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CTT/Agrofrut/Rios  Term  Sheet
April  ____,  2007
Page  2  of  5



5.  Fees and Expense:                           Each party shall be responsible for the fees and
                                                expenses incurred by that party in connection
                                                with this transaction unless the other party
                                                shall agree in advance to a different
                                                arrangement.
6.  CTT's Ownership of Agrofrut shares:         5% upon execution of this Term Sheet,
                                                Stock Purchase Agreement and Exclusive
                                                Marketing Agreement; 100% upon Closing.

                                                Agrofrut and Exchange Party shall be required
                                                to supplement due diligence completed to date
7.  Completion of Due Diligence and             and to provide any assistance or information
Valuation:                                      required for an independent appraisal/
                                                valuation.  CTT shall make an appraisal/
                                                valuation of Agrofrut to confirm technological
                                                feasibility of and intellectual property rights in
                                                Agrofrut's plant and machinery for separation
                                                of micronutrients from organic wastes,
                                                Agrofrut's product mix and output, market
                                                assessment of the demand and prices of
                                                Agrofrut's product mix and output, and the
                                                impact of Agrofrut's increased nutraceutical
                                                output on market demand and prices.  Upon
                                                approval of the independent
                                                appraisal/valuation by CTT's Board, the
                                                number of shares to be received in the
                                                Exchange shall be determined by application
                                                of Terms 8 and 9 below.

                                                The value of CTT Shares at Closing to acquire
                                                all of Exchange Party's Agrofrut Shares shall
                                                be 110% of the 180-day weighted average
                                                price of CTT shares, for the period 90 days
                                                before the date of this Term Sheet and the
                                                period 90 days beginning on the date of this
                                                Term Sheet, as determined by the closing price
                                                and trading volume shown on the Consolidated
                                                Tape of the American Stock Exchange for each
                                                trading day in the 180-day period ("CTT Share
                                                Value").

8.  CTT Share Value upon Option Exercise:
                                                The number of CTT Shares that Exchange

9.  Determination of Exchange Ratio:            Party would receive at Closing shall be
                                                determined by multiplying the independent
                                                valuation (subject to both appropriate discount
                                                factor based on Agrofrut's stage of business
                                                development and approval by CTT's Board of

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CTT/Agrofrut/Rios  Term  Sheet
April  ____,  2007
Page  3  of  5

9.  Determination of Exchange Ratio (cont'd):   Directors) by .95 and dividing the result by the
                                                CTT Share Value.


                                                Shares of Common Voting Stock of Agrofrut
                                                E.U. (Colombia) are sold to Competitive
                                                Technologies, Inc. (U.S) at the execution of
                                                this Term Sheet, Stock Purchase Agreement
                                                and Exclusive Marketing Agreement.  All

10.  Sale and Exchange:                         remaining Shares of Agrofrut E.U. are
                                                exchanged at Closing for Shares of
                                                Competitive Technologies, Inc.


11.  Registration of Exchange Shares of CTT:
                                                Exchange Party would receive unregistered
                                                CTT Shares that are restricted under Rule 144
                                                of the Securities and Exchange Commission.
                                                As agreed by the parties, all or part of
                                                Exchange Party's CTT shares may be
                                                registered if CTT at any time proposes to
                                                register additional common shares.
12.  Support by Exchange Party                  Prior to Closing, the Exchange Party shall
                                                provide Agrofrut and CTT with all necessary
                                                strategic and logistical support for (1) plant
                                                operation using Agrofrut's proprietary
                                                technology to extract micronutrient and other
                                                nutraceutical commodities from organic wastes
                                                processed by Agrofrut, (2) storage, preparation
                                                for shipment and transportation of the Agrofrut
                                                products, and (3) compliance with all laws and
                                                regulations governing manufacture, packaging,
                                                labeling, storage, shipment and sale of
                                                nutritional products for human consumption.
                                                Further, the Exchange Party and Agrofrut shall
                                                use their best efforts to convert key consultants
                                                to employees and to obtain from them
                                                employment and noncompetition agreements.

13.  Encumbrances:                              Prior to Closing, Agrofrut shall not encumber
                                                any asset and the Exchange Party shall not
                                                encumber shares of Agrofrut without the
                                                permission of CTT while this Term Sheet is in
                                                effect.

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CTT/Agrofrut/Rios  Term  Sheet
April  ____,  2007
Page  4  of  5

                                                Prior to Closing, the following actions require
                                                the prior approval of CTT:  (a) amending the
                                                articles of incorporation, by-laws or corporate
                                                charter of Agrofrut; (b) sale or exchange of
                                                assets valued at more than $10,000 (U.S.) or
                                                intellectual property or other rights of
                                                Agrofrut; (c) sale or exchange of any interest in
                                                Agrofrut to a new owner; (d) taking any action
                                                which would cause the dilution of CTT's or the
                                                Exchange Party's interest in Agrofrut; (e)
                                                extending the purposes for which Agrofrut is
                                                organized or operating; (f) entering into any
                                                agreement for the sharing of profits or for joint
                                                ventures with any person or entity engaging in
                                                any business or venture with Agrofrut; (g)
                                                acquiring or merging with any business or
                                                executing any agreement to operate any
                                                business; (h) engaging in any other means of
                                                equity financing; (i) lending of Agrofrut funds;
                                                (j) filing or consenting to filing a petition for or
                                                against Agrofrut under any federal or state
                                                bankruptcy, insolvency or reorganization act;
                                                (k) establishing a program to allow one or
                                                more key employees to be awarded options or
                                                appreciation rights by Agrofrut; (l) entering
                                                into any agreement to market or to sell CTT
14.  Decisions Requiring CTT Approval           products or output; and/or (m) making any
following CTT Payment for Exclusive Option:     assignment for the benefit of creditors.

15.  Closing
                                                The Closing shall be no later than 180 days
                                                after execution of this Term Sheet, the Stock
                                                Purchase Agreement and the Exclusive
                                                Marketing Agreement.  Agrofrut shall
                                                cooperate fully in due diligence and
                                                independent appraisal/valuation.
                                                Agrofrut becomes a wholly-owned subsidiary
                                                of CTT following Closing.

16.  Post-Acquisition:

                                                After Closing, CTT would finance Agrofrut
                                                operations in amounts agreed by CTT's board,
                                                and/or by outsourcing payroll, administration,
                                                marketing and other operations to CTT if such

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CTT/Agrofrut/Rios  Term  Sheet
April  ____,  2007
Page  5  of  5

17.  Financing of Agrofrut:                     outsourcing is economical.


                                                After Closing, Agrofrut would have five Board
                                                members who would be elected by CTT.

18.  Agrofrut Board Composition after Closing:
19.  Agrofrut President and Closing:
                                                After Closing, the President and Chief
                                                Executive Officer of Agrofrut would be
                                                selected by Agrofrut's Board of Directors.

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     This  summary of terms, other than the Agrofrut and the Exclusive Marketing
Agreement is non-binding and is subject to execution of definitive documents, provided, however, that the Stock Purchase Agreement and Exclusive Marketing Agreement shall be binding on the parties, and the parties shall proceed in good faith to endeavor to consummate the Exchange.

COMPETITIVE  TECHNOLOGIES,  INC.


By:  _____________________________
Name:  John  B.  Nano
Title:  President  &  CEO

AGROFRUT,  E.U.


By:  ______________________________     __________________________________
Name:  Betty  Rios  Valencia               Betty  Rios  Valencia,  Individually
Title:  President  &  CEO